Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Eiger BioPharmaceuticals, Inc:

We consent to the use of our report with respect to the consolidated financial statements and the effectiveness of internal control over financial reporting incorporated by reference herein.

/s/ KPMG LLP

San Francisco, California

March 13, 2020